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                                                                 EXHIBIT 10.16

                  TECHNOLOGY TRANSFER AND DEVELOPMENT AGREEMENT


         THIS TECHNOLOGY TRANSFER AND DEVELOPMENT AGREEMENT ("Agreement") is entered into effective as of the 4th day of November, 1996, between Green Light, Inc., a Tennessee corporation ("Green Light"), JODY GREEN, an individual residing in Tennessee ("Green"), LEWIS TATHAM, an individual residing in Tennessee ("Tatham"), and PARK 'N VIEW, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company has designed and developed the concept and equipment ("the System") to (i) enable truck drivers to: (a) receive and/or have access to cable television services and telecommunications services; and (b) provide such truck drivers programming consisting of video and audio services, and telephone, fax or other data services while remaining in or near their vehicles parked at truckstops (collectively, the "Services"); and

         WHEREAS, Green Light, Green and Tatham have agreed to develop and deliver to the Company software consisting of ideas, routines, object and source codes, specifications, flowcharts and other material and documentation, together with all information, data and know-how, technical or otherwise, and any changes, modifications or improvements related thereto developed by Green Light, Green and/or Tatham (collectively, the "Software") for purposes of: (i) automating the System to permit activation of the Services directly at the truckstop site or by telephone; and (ii) reporting usage and providing multiple detailed report functions; and

         WHEREAS, Green and Tatham are the sole shareholders, officers and directors of Green Light and have been retained as employees of the Company to perform services utilizing the Software.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, Green Light, Green, Tatham and the Company (collectively, the "Parties") hereto agree as follows:

         1.       Assignment of Software by Green Light. Green Light hereby:

                  a. assigns its full right, title and interest in and to the Software to the Company. In connection therewith, Green Light shall, at the time of execution of this Agreement, furnish to the Company copies of all ideas, routines, object and source codes, specifications, flowcharts and other material and documentation, together with all information, data and know-how, technical or otherwise, and any changes, modifications or improvements related thereto.

                  b. assigns to the Company all of its rights in any copyright, patent or trademark applications relating to the Software, whether or not such applications have yet been filed.

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                  c.       represents and warrants that, other than the rights
granted to the Company pursuant to that certain Software Development Agreement between Green Light and the Company, it possesses all right, title and interest in and to the Software, free and clear of any security interest, encumbrance or other restriction and the transfer thereof to the Company does not and will not infringe any copyright, trade secret or other right of any other person.

                  d. represents and warrants that it has, and does hereby assign to the Company, the right to prevent unauthorized disclosures of the Software (or any part thereof) by any person to whom Green Light has confidentially communicated such information.

         2. Assignment of Software by Green and Tatham. Green and Tatham, in their capacities as individuals and as the sole shareholders, officers and directors of Green Light, hereby:

                  a. assign their full right, title and interest in and to the Software to the Company. In connection therewith, Green and Tatham shall, at the time of execution of this Agreement, furnish to the Company copies of all ideas, routines, object and source codes, specifications, flowcharts and other material and documentation, together with all information, data and know-how, technical or otherwise, and any changes, modifications or improvements related thereto.

                  b. assign to the Company all of their rights in any copyright, patent or trademark applications relating to the Software, whether or not such applications have yet been filed.

                  c. represent and warrant that, other than the rights held by Green Light and the Company pursuant to that certain Software Development Agreement between Green Light and the Company, they posses all right, title and interest in and to the Software, free and clear of any security interest, encumbrance or other restriction and transfer thereof to the Company does not and will not infringe any copyright, trade secret or other right of any other person.

                  d. represent and warrant that they have, and do hereby assign to the Company, the right to prevent unauthorized disclosures of the Software (or any part thereof) by any person to whom Green and Tatham have confidentially communicated such information.

         3. Work for Hire. Green and Tatham hereby agree that any creative work developed during their employment with the Company (the "Work") is a work made for hire and that the Company is and shall be the owner of all of right, title and interest in and to the Work, including all copyrights in the Work and any adaptation or version of it, both in the United States and throughout the world, and shall be entitled to secure such copyrights, and all renewals or


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extensions thereof, by registering the same in the name of the Company or otherwise for the sole benefit of the Company

         4. Nondisclosure. Except in connection with Green and Tatham's duties under this Agreement or any employment or other arrangement with the Company, both Green and Tatham shall not, directly or indirectly, use, disclose or disseminate any information relating to the Software to any person or organization other than the Company; provided, however, that if any information relating to the Software becomes generally known in the industry, then, with the Company's prior written consent, the restrictions contained in this paragraph shall cease with respect to such information which has become generally known.

         5. Payment. In payment for the property and rights assigned to it by Green Light, Green and Tatham, the Company shall:

                  a. pay the sum of $100.00 to Green Light in cash at the time this Agreement is executed;

                  b. pay to each of Green and Tatham during the term of their employment with the Company annual salaries in the amount of One Hundred Thousand Dollars ($100,000);

                  c. provide to each of Green and Tatham the right to receive incentive bonuses through their employment and performance with the Company pursuant to incentive plans which may be approved by the Board of Directors of the Company from time to time; and

                  d. grant to each of Green and Tatham options to purchase 37,878 shares of the common stock of the Company pursuant to the terms of those certain Incentive Stock Option Award Agreements of even date herewith and the Park 'N View Stock Option Plan.

         6. Employment at Will. This Agreement is not intended to nor does it create an employment contract for a specific term. The Parties agree that the employment of either Green or Tatham may be terminated by the Company at any time with or without cause. The Company shall have no liability to either Green or Tatham, except for compensation accrued and unpaid at the time of termination.

         7. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. Green Light and the Company hereby acknowledge and agree that the Software Development Agreement by and between Green Light and the Company is hereby terminated as of the date hereof and that the parties thereto shall have no further liability or obligation thereunder.


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         8.       Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

         9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The prevailing party in any litigation concerning this Agreement shall be entitled to reimbursement of its reasonable costs, including legal and accounting fees, incurred in connection with any such matter.

         10. Modification. This Agreement shall not be modified or amended except by an instrument in writing executed by the Parties to this Agreement.

         11. Severability. If any part of this Agreement is found or held to be invalid, that invalidity shall not affect the enforceability and binding nature of any other part of this Agreement.

         12. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.


                            [Signature Page Follows]






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         IN WITNESS WHEREOF, the Parties hereto have caused this Technology
Transfer Agreement to be executed as of the day and year first above written.


                                    PARK 'N VIEW, INC.

                                    By: /s/ Ian Williams
                                       -----------------------------------
                                       Ian Williams, President



                                    GREEN LIGHT, INC.

                                    By: /s/ Jody Green
                                       -----------------------------------




                                    /s/ Jody Green
                                    --------------------------------------
                                    Jody Green


                                    /s/ Lewis Tatham
                                    --------------------------------------
                                    Lewis Tatham




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